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                                                                    EXHIBIT 23-5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of DTE Energy Company of our report dated January 23,
1995 appearing on page 31 of The Detroit Edison Company's Annual Report on
Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference in the Registration Statement of our report dated June 13, 1994 appearing on page 4 of the Annual Report of The Detroit Edison Employes' Savings & Investment Plan on Form 11-K for the year ended December 31, 1993. We also consent to the incorporation by reference in the Registration Statement of our report dated June 13, 1994 appearing on page 4 of the Annual Report of The Detroit Edison Employes' Savings & Investment Plan for Employes' Represented by Local 17 of the International Brotherhood of Electrical Workers on Form 11-K for the year ended December 31, 1993. We also consent to the incorporation by reference in the Registration Statement of our report dated June 13, 1994 appearing on page 4 of the Annual Report of The Detroit Edison Employes' Savings & Investment Plan for Employes Represented by Local 223 of the Utility Workers Union of America on Form 11-K for the year ended December 31, 1993.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Detroit, Michigan
January 2, 1996